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                                   EXHIBIT 21

                          ADVANCED MICRO DEVICES, INC.

                              LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                STATE OR JURISDICTION IN WHICH
------------------                INCORPORATED OR ORGANIZED
                                  -------------------------


DOMESTIC SUBSIDIARIES
---------------------

Advanced Micro Ltd.                          California
AMD Corporation                              California
AMD Far East Ltd.                            Delaware
AMD International Sales & Service, Ltd.      Delaware
AMD Texas Properties, LLC.                   Delaware
Vantis Corporation                           Delaware
Vantis International Limited (1)             Delaware


FOREIGN SUBSIDIARIES
--------------------

Advanced Micro Devices S.A.N.V.              Belgium
AMD Trading Company Limited                  Bermuda
AMD South America Limitada (2)               Brazil
Advanced Micro Devices (Canada) Limited      Canada
Advanced Micro Devices (Suzhou) Limited (3)  China
Advanced Micro Devices S.A.                  France
Vantis SAS (1)                               France
Advanced Micro Devices GmbH                  Germany
AMD Saxony Holding GmbH                      Germany
AMD Saxony Manufacturing GmbH (4)            Germany
AMD Foreign Sales Corporation                Guam
Advanced Micro Devices S.p.A.                Italy
Vantis S.r.l. (1)                            Italy
AMD Japan Ltd.                               Japan
Vantis Japan K.K. (1)                        Japan
Advanced Micro Devices Sdn. Bhd.             Malaysia
Advanced Micro Devices Export Sdn. Bhd. (5)  Malaysia
Advanced Micro Devices Services
  Sdn. Bhd. (6)                              Malaysia
AMD (Netherlands) B.V. (7)                   Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd. Singapore
AMD Holdings (Singapore) Pte. Ltd. (8)       Singapore
Advanced Micro Devices AB                    Sweden
Advanced Micro Devices S.A. (9)              Switzerland
AMD (Thailand) Limited (7)                   Thailand
Advanced Micro Devices (U.K.) Limited        United Kingdom
Vantis (UK) Limited (1)                      United Kingdom
Vantis II (UK) Limited (1)                   United Kingdom
______________________

(1)  Subsidiary of Vantis Corporation

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(2)  Subsidiary of AMD International Sales & Service, Ltd. and AMD Far East Ltd.
(3)  Subsidiary of AMD Holdings (Singapore) Pte. Ltd.
(4)  Subsidiary of AMD Saxony Holding GmbH
(5)  Subsidiary of Advanced Micro Devices Sdn. Bhd.
(6)  Subsidiary of AMD Trading Company Limited
(7)  Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(8)  Subsidiary of Advanced Micro Devices (Singapore) Pte. Ltd.
(9)  Subsidiary of AMD International Sales & Service, Ltd.